Thornburg Investment Trust POS AMI

Exhibit (j)(2)

Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A.	Attorneys and counselors at law Daniel H. April David F. Cunningham Patrick J. Dolan John M. Hickey C.W.N. Thompson, Jr. Megan Hadley Koehler* *Not admitted in New Mexico Janet Clow, Retired

March 22, 2019

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:

Thornburg Investment Trust

Registration Number under the Investment Company Act of 1940: 811-05201

Ladies and Gentlemen:

The above-named registrant is filing its post-effective amendment no. 140 to its registration statement under the Investment Company Act of 1940, filed on Form N-1A. We have acted as counsel to the registrant in connection with that post-effective amendment, which relates to the registrant's shares of beneficial interest of Thornburg Capital Management Fund, and hereby consent to the references made to the firm of Thompson, Hickey, Cunningham Clow, April & Dolan, P.A. in that post-effective amendment no. 140 to the registrant’s registration statement.

Sincerely,

/s/ Daniel H. April
Daniel H. April

460 St. Michael’s Drive Suite 1000 Santa Fe, New Mexico 87505	E-mail: dan_april@catchlaw.com Web address: www.catchlaw.com	Tel.: (505) 988-2900 Extension 103 Fax: (505) 988-2901